SUB-ITEM 77Q3

AIM Floating Rate Fund

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending: 2/28/2009
File number: 811-09913
Series No.:  6

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                                   $ 4,052
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class C                                   $ 1,682
        Class R                                   $    10
        Class Y                                   $    12
        Institutional Class                       $ 1,395


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                                    0.2331
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class C                                    0.2169
        Class R                                    0.2258
        Class Y                                    0.1958
        Institutional Class                        0.2445


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                                    21,977
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class C                                     8,755
        Class R                                        48
        Class Y                                        91
        Institutional Class                         5,461


74V.  1 Net asset value per share (to nearest cent)
        Class A                                    $ 5.73
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class C                                    $ 5.71
        Class R                                    $ 5.74
        Class Y                                    $ 5.73
        Institutional Class                        $ 5.73